Exhibit 99.1

Civista Bancshares, Inc. announces appointment of M. Patricia Oliver as director.

Sandusky, Ohio, August 17, 2017 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced that it is adding M. Patricia Oliver to its board of directors. In making the announcement, James O. Miller, chief executive officer of Civista, said “We are thrilled to have the opportunity to add a director with the background of Pat Oliver. She will bring broad experience in the issues facing the financial industry generally, and her expertise in mergers and acquisitions and risk management will be particularly valuable as Civista pursues its growth strategies.”

Mrs. Oliver responded, “I treasure my long-standing relationship with Civista and look forward to taking on this new role as a director with an organization, board, and management team that represent the highest standards in the banking industry.”

Mrs. Oliver, currently a partner in the law firm of Tucker Ellis LLP, Cleveland, Ohio, has represented numerous financial institutions both in-house and as an outside attorney in matters that have included mergers and acquisitions, corporate governance and securities issues. From April, 2004 until December, 2007, Mrs. Oliver was executive vice president, general counsel and corporate secretary of BB&T Corporation and was chief corporate governance officer for that company beginning in June, 2004. Prior to joining BB&T, Mrs. Oliver served as a partner and Chair of the Financial Services Practice at Squire Patton Boggs (formerly Squire, Sanders & Dempsey).

Mrs. Oliver is a 1976 graduate of Allegheny College and a 1980 graduate of Case Western Reserve University School of Law. She has written and spoken on mergers and acquisitions, corporate governance, enterprise risk management, diversity and a variety of other topics. Mrs. Oliver is licensed to practice law in both Ohio and North Carolina, and her professional affiliates include The Cleveland Metropolitan Bar Association, the North Carolina Bar Association, the Society of Corporate Secretaries and Governance Professionals and the University of North Carolina School of Law, Center for Banking and Finance Advisory Board, and she was named one of Ohio’s Super Lawyers in 2004. A long-time resident of Lakewood, Ohio, Mrs. Oliver remains very committed to the community, currently serving as Chair of the Ursuline Sisters of Cleveland Advisory Board, a trustee of Beck Center for the Arts, and a member of the Case Western Reserve Law School Visiting Committee.

Mrs. Oliver will also serve on Civista’s Nominating and Corporate Governance Committee and the board of directors of Civista Bank.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $1.5 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Mid- Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121